EXHIBIT 10.5

AFFIRMATION OF GUARANTY

                    This AFFIRMATION OF GUARANTY is made as of September 30, 2004, by the undersigned (“Guarantor”) for the benefit of Comerica Bank (“Bank”).

RECITALS

                    Bank, ALLIANCE CONSULTING GROUP ASSOCIATES, INC. (“Consulting”) and ALLIANCE HOLDINGS, INC. (“Holdings”; Consulting and Holdings are referred to herein individually as a “Borrower” and collectively, the “Borrowers”) are parties to that certain Loan and Security Agreement dated as of September 25, 2003, as amended from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 12, 2003, that certain Second Amendment to Loan and Security Agreement dated as of May 27, 2004, and that certain Third Amendment to Loan Documents dated as of August 9, 2004 (collectively, the “Loan Agreement”). Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of September 25, 2003 (the “Guaranty”), guarantying all amounts owing by Borrowers to Bank. Borrowers and Bank propose to enter into a Fourth Amendment to Loan Documents of even date herewith (the “Amendment”), which amends the Loan Agreement by, among other things, extending additional credit. Bank has agreed to enter into the Amendment provided, among other things, that Guarantor consents to the entry by Borrowers into the Amendment and related documents and agrees that the Guaranty will remain effective.

AGREEMENT

                    NOW, THEREFORE, Guarantor agrees as follows:

                    1.           Guarantor consents to the execution, delivery and performance by Borrowers of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

                    2.           The Guaranty is and shall remain in full force and effect with respect to all of Borrowers’ Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise. Guarantor confirms that Guarantor has no defenses against its obligations under the Guaranty.

                    3.           Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Affirmation. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty.

                    IN WITNESS WHEREOF, the undersigned Guarantor has executed this Affirmation of Guaranty as of the first date above written.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Steve Grenfell

Title:	Vice President, Operations